Exhibit 10.1

Execution Version

FIRST AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

This FIRST AMENDMENT (this “Amendment”) dated September 21, 2017 is entered into between:

(a)	GulfMark Offshore, Inc., (“GulfMark”, the “Debtor” or the “Company”); and

(b)

the undersigned beneficial holders, or investment advisers or managers for the account of beneficial holders of the 6.375% Senior Notes due 2022 (the “Noteholders”) issued pursuant to that certain indenture dated as of March 12, 2012 (the “Indenture”), among the Issuer and U.S. Bank National Association, a national banking association, as trustee (the “Notes”), together with their respective successors and permitted assigns that subsequently become party to the Restructuring Support Agreement (as defined below) in accordance with the terms thereof (collectively, the “Consenting Noteholders”).

The Company and the Consenting Noteholders are referred to herein together as the “Amendment Parties.” Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Restructuring Support Agreement (as defined below).

WHEREAS, the Company and the Consenting Noteholders entered into the restructuring support agreement dated May 15, 2017 (as amended, supplemented, or otherwise modified from time to time, the “Restructuring Support Agreement”);

WHEREAS, the Amendment Parties wish to amend certain provisions of the Restructuring Support Agreement; and

WHEREAS, the Amendment Parties wish to take such actions necessary to give effect to such amendments.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Restructuring Support Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Amendment Parties agree as follows:

1.     Amendments.

(a)     Section 3 of the Restructuring Support Agreement is hereby amended to include the following new Section 3(c):

“For the avoidance of doubt, to the extent the consent rights described in this Section 3 conflict with the consent rights described in Section 7, the consent rights described in Section 7 govern.”

(b)     Section 4(b)(viii) of the Restructuring Support Agreement is hereby amended and restated in its entirety as follows:

“by October 10, 2017, the Bankruptcy Court shall have entered an order confirming the Acceptable Plan; provided, that the Company shall use commercially reasonable efforts to seek entry of the foregoing order as soon as reasonably practicable before October 10, 2017.”

(c)     Section 4(b)(ix) of the Restructuring Support Agreement is hereby amended and restated in its entirety as follows:

“as soon as reasonably practicable after October 10, 2017, but in no event later than October 31, 2017, the Debtor shall consummate the transactions contemplated by the Acceptable Plan (the date of such consummation, the “Effective Date”), it being understood that the satisfaction of the conditions precedent to the Effective Date (as set forth in the Acceptable Plan) shall be conditions precedent to the occurrence of the Effective Date.”

(d)     Section 7(c)(iii) of the Restructuring Support Agreement is hereby amended and restated as follows:

“by September 27, 2017, the Debtor does not enter into definitive commitment letter(s) for an exit facility of at least $100 million in principal amount with the terms and conditions of such commitment letter(s) (and exhibits) being acceptable to the Consenting Noteholders holding at least 85% of the outstanding principal amount of the Notes held by the Consenting Noteholders, provided that in calculating the foregoing, only Consenting Noteholders who were signatories to this Amendment as of September 21, 2017 (the “First Amendment Effective Date”) will be included. For the purposes of the foregoing calculation the amount of Notes held by each Consenting Noteholder shall be the lesser of (i) the Notes held by that Consenting Noteholder as of the First Amendment Effective Date and (ii) the Notes held by that Consenting Noteholder on the date such calculation is made; and”

(e)     Section 7(c) of the Restructuring Support Agreement is hereby amended to include the following Section 7(c)(iv):

“by 12:01 a.m. E.T. on October 27, 2017, the Debtor does not finalize all loan documentation with respect to an exit facility of at least $100 million in principal amount, the terms and conditions of such loan documentation being acceptable to the Consenting Noteholders holding at least 85% of the Notes held by the Consenting Noteholders, provided that in calculating the foregoing, only Consenting Noteholders who were signatories to this Amendment as of the First Amendment Effective Date will be included. For the purposes of the foregoing calculation the amount of Notes held by each Consenting Noteholder shall be the lesser of (i) the Notes held by that Consenting Noteholder as of the First Amendment Effective Date and (ii) the Notes held by that Consenting Noteholder on the date such calculation is made.”

2.     Effectiveness.

This Amendment shall become effective and binding on the Company and the Consenting Noteholders in accordance with the terms of the Restructuring Support Agreement upon the execution and delivery by the Company and the Consenting Noteholders of an executed signature page hereto.

3.     Miscellaneous.

(a)     Except as specifically set forth herein, the terms of the Restructuring Support Agreement shall remain in full force and effect and are hereby ratified and confirmed.

(b)     This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Amendment delivered by facsimile, PDF or otherwise shall be deemed to be an original for the purposes of this paragraph.

[Signature pages follow.]

IN WITNESS WHEREOF, the Amendment Parties have caused this Amendment to be executed and delivered by their respective duly authorized officers, solely in their respective capacities as officers of the undersigned and not in any other capacity, as of the date first set forth above.

GULFMARK OFFSHORE, INC.

By:     /s/ James M. Mitchell

Name: James M. Mitchell

Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Restructuring Support Agreement]